SCHMIDT + ASSOCIATES
A Professional Corporation of Certified Public Accountants




April 18, 1997



United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:       INTELICOM CORPORATION
          SEC File No. 33-853963

Ladies and Gentlemen:

The undersigned Schmidt + Associates, P.C., previously acted as independent accountants to audit the financial statements of Intelicom Corporation, formerly known as Three-L Enterprises, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4. of the Company's Form 8-K/A dated April 1, 1997, captioned "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Dated this 18th day of April, 1997.

Sincerely,



/s/ Schmidt + Associates, P.C.
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SCHMIDT + ASSOCIATES, P.C.



7100 E. Belleview Ave., Suite 907, Greenwood Village, CO 80111 303+741-5600
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